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                                 Exhibit 3.5               1994237
                                                           ENDORSED - FILED
                          ARTICLES OF INCORPORATION        IN THE OFFICE OF THE
                                                           SECRETARY OF STATE
                                      OF                   OF THE STATE OF
                                                           CALIFORNIA
                       ASSET RETRIEVAL MANAGEMENT, INC.    NOV. 21, 1996
                                                           BILL JONES, SECRETARY
                                      I                    OF STATE

                The name of the corporation is Asset Retrieval
                               Management, Inc.

                                      II

         The purpose of the corporation is to engage in any lawful act of activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of profession permitted to be incorporated by the California Corporation Code.

                                     III

         The name and address in the State of California of this corporation's initial agent for service of process is Barry Lotz, 7660 Fay Avenue, Suite 345, La Jolla, California 92037.

                                      IV

         The corporation is authorized to issue only one class of shares of stock, which shall be common stock, and the total number of shares which this corporation is authorized to issue is One Million (1,000,000).

                                      V

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extend permissible under California law.

         The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in section 204 of the Corporations Code.

         The undersigned declares that the undersigned has executed the foregoing Articles of Incorporation and that this instrument is the act and deed of the undersigned.

Dated: November 19, 1996                             /s/ Barry Lotz
                                                     -------------------------
                                                     Barry Lotz
                                                     Sole Incorporator